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                                                                    EXHIBIT 23.1






The Board of Directors
United Therapeutics Corporation:


We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.



KPMG LLP




McLean, Virginia
January 14, 2000